Exhibit 99.1

Applied DNA Reports First Fiscal Quarter 2021 Revenues at Upper End of Guided Range

– Reports Revenues of $1.6 Million Compared with $634,000 in the Year-Ago Period and $314,000 in the Fourth Quarter of Fiscal 2020 –

- Leverages EUA-Authorized Assay’s Ability to Discriminate for Certain SARS-CoV-2 Variants to Pursue Market for Genomic Surveillance, Receives Initial Orders

STONY BROOK, N.Y. - February 11, 2021 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (the “Company”), a leader in Polymerase Chain Reaction (PCR)-based DNA manufacturing, today announced consolidated financial results for the quarter ended December 31, 2020.

“The first quarter marked a very strong start to the fiscal year, reflecting burgeoning demand for our COVID-19 diagnostics and surveillance testing offerings (cumulatively “our COVID-19 testing business”). Our revenue performance was driven primarily by new client acquisitions for safeCircle™, our pooled surveillance testing service, the full benefit of which we believe will be evident in our March 31, 2021 quarter. We also began to deliver quantities of our Linea™ COVID-19 Assay Kit (the “Assay Kit”) and from which we anticipate recurring orders under the existing contract,” said Dr. James A. Hayward, president and CEO, Applied DNA Sciences. “Our emphasis remains on client acquisition, and, to that end, safeCircle business momentum has continued into the March quarter both organically and through CLEARED4, our channel partner, with whom we now enjoy a fourth joint customer. From a COVID-19 testing capacity perspective, we believe we can capably manage demand for safeCircle we see on the horizon and are prepared to deploy additional equipment and further automation beyond that.

“We also began to develop genomic surveillance as a third application of our Assay Kit to potentially expand our COVID-19 testing business. Whereas safeCircle tests within populations for SARS-CoV-2 positivity generally, genomic surveillance seeks to monitor positivity specifically for certain SARS-CoV-2 variants to inform public health decisions. We recently confirmed via in silico analysis and in the field that the unique design of our Assay Kit gives it the ability to discriminate positive virus infections for the presence of certain SARS-CoV-2 variants, some of which that have increased transmissibility. Given the limited gene sequencing capacity available nationally with which to confirm the presence of a variant, variant spread can go, and likely is going, undetected. We have discussions underway with the Departments of Health of multiple States on how our Assay Kit can be utilized to help them implement broader genomic surveillance while variants are less prevalent in the national population and action can be taken against them. We have already received several, initial orders for genomic surveillance from certified laboratories.

“Our Assay Kit’s ability to discriminate for certain variants is also relevant to our safeCircle service that seeks to keep safe and healthy an under-vaccinated populace now also being beset by variants. With a unique test and service offering, an evolving virological threat to which we can help public health officials craft a response, and upon CLEP-CLIA-certification of our diagnostic laboratory, which we continue to progress, we believe we are primed for continued growth in our COVID-19 testing business.”

Continued Dr. Hayward, “Looking beyond the pandemic, we continue to advance our long-term strategy to establish our LinearDNA™ manufacturing platform as a potentially disruptive alternative to plasmid DNA that is used in the manufacture of all nucleic acid-based therapies. We are in the early stages of the assessment of a cGMP (Current Good Manufacturing Practice) production capacity and capability within our LinearRx subsidiary that directly speaks to the maturation of our preclinical CRO (contract research organization) pipeline. Our customers have made clear their expectation for us to support them as a CMO (contract manufacturing organization) and under cGMP conditions for when they initiate animal trials of their therapeutic candidates. The expected initiation of our linear DNA veterinary COVID-19 vaccine trial is in furtherance of our long-term strategy and sets a path to having a therapeutic in the market with an animal health partner.”

Concluded Dr. Hayward, “Our supply chain security business is beginning to show early signs of a recovery. COVID-19 has made companies more focused on the need to secure their supply chains and made consumers and brand builders more aware of their exposure to counterfeiting and diversion. We believe that the year lost to the pandemic has created a backlog of demand for our CertainT™ platform across several end-markets, including textiles, nutraceuticals, and cannabis.”

Fiscal First Quarter 2021 Financial Results:

•	Revenues increased 155% for the first quarter of fiscal 2021 to $1.6 million, compared with $634 thousand reported in the same period of the prior fiscal year and increased 415% from $314 thousand for the fourth quarter of fiscal 2020. The increase in revenues year over year was due primarily to an increase in service revenues of approximately $670 thousand and an increase of $312 thousand in product revenues. The increase in service revenue was primarily from revenues derived from our COVID-19 surveillance testing. The increase in product revenue was mainly attributable to an increase of approximately $395 thousand in sales of our Assay Kit.
•	Total operating expenses increased to $4.3 million for the first fiscal quarter of 2021, compared with $3.0 million in the prior fiscal year’s first quarter. This increase is primarily attributable to an increase in payroll of $748 thousand. The increase in payroll relates to an increase for officer bonuses of $341 thousand, as well as additional headcount to staff our Applied DNA Clinical Labs subsidiary. The increase in operating expenses also related to an increase in stock-based compensation expense of $367 thousand relating to officer and employee stock option grants that vested immediately.

•	Net loss applicable to common stockholders for the quarter ended September 30, 2020 was $4.8 million, or $0.88 per share, compared with a net loss of $2.7 million, or $1.12 per share, for the quarter ended December 31, 2019.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $2.4 million for the quarters ended December 31, 2020 and 2019, respectively. See below for information regarding non-GAAP measures.
•	Cash and cash equivalents stood at $4.2 million on December 31, 2020. Subsequent to the end of the fiscal quarter, the Company received approximately $15 million in gross proceeds from a registered direct offering. Cash and cash equivalents on January 31, 2021 was approximately $16.5 million.

Fiscal First Quarter 2021 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal first quarter-end 2021 results on Thursday, February 11,2021 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call or provide Conference ID 10151013

Live webcast: https://services.choruscall.com/links/apdn210211.html

Replay (available 1 hour following the conclusion of the live call through February 18, 2021):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10151013

Webcast replay: https://services.choruscall.com/links/apdn210211.html

For those investors unable to attend the live call, the webcast and accompanying PowerPoint presentation will also be archived on the ‘IR Calendar’ page listed under the Investor Relations drop-down menu on the Company’s website.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is commercializing LinearDNA™, its proprietary, large-scale polymerase chain reaction (“PCR”)-based manufacturing platform that allows for the large-scale production of specific DNA sequences.

The LinearDNA platform has utility in the nucleic acid-based in vitro diagnostics and preclinical nucleic acid-based drug development and manufacturing market. The platform is used to manufacture DNA for customers as components of in vitro diagnostic tests and for preclinical nucleic acid-based drug development in the fields of adoptive cell therapies (CAR T and TCR therapies), DNA vaccines (anti-viral and cancer), RNA therapies, clustered regularly interspaced short palindromic repeats (CRISPR) based therapies, and gene therapies. Applied DNA has also established a COVID-19 diagnostics and testing offering that is the early stages of commercialization and is grounded in the Company’s deep expertise in DNA.

The LinearDNA platform also has non-biologic applications, such as supply chain security, anti-counterfeiting and anti-theft technology. Key end-markets include textiles, pharmaceuticals and nutraceuticals, and cannabis, among others.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company’s common stock is listed on NASDAQ under ticker symbol ‘APDN’, and its publicly traded warrants are listed on OTC under ticker symbol ‘APPDW’.

Applied DNA is a member of the Russell Microcap® Index.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s or its partner’s diagnostic or therapeutic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (U.S. FDA), the U.S. Department of Agriculture (USDA) or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA, the USDA or equivalent foreign regulatory agencies, the unknown outcome of any applications or requests to U.S. FDA, USDA, equivalent foreign regulatory agencies and/or the New York State Department of Health, the unknown limited duration of any Emergency Use Authorization (EUA) approval from U.S. FDA, changes in guidances promulgated by the CDC, FDA and/or CMS relating to COVID-19 surveillance testing, disruptions in the supply of raw materials and supplies, the unknown ability to manufacture the vaccine candidates in large quantities, the fact that the safety and efficacy of the vaccine candidates has not yet been established, the unknown ability of the vaccine candidates to generate revenue or profit for Applied DNA, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 17, 2020, Quarterly Report on Form 10-Q filed on February 11, 2021 and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, Applied DNA Sciences, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2020	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,241,407	$7,786,743
Accounts receivable, net of allowance of $11,968 at December 31, 2020 and September 30, 2020, respectively	1,034,354	194,319
Inventories	543,463	497,367
Prepaid expenses and other current assets	721,146	599,296
Total current assets	6,540,370	9,077,725

Property and equipment, net	2,174,758	1,277,655

Other assets:
Deposits	95,052	95,083
Goodwill	285,386	285,386
Intangible assets, net	582,338	605,330
Total Assets	$9,677,904	$11,341,179

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,895,066	$1,926,427
Promissory notes payable-current portion	658,614	329,299
Secured convertible notes payable , net of debt issuance costs	-	1,499,116
Deferred revenue	364,831	511,036
Total current liabilities	2,918,511	4,265,878

Long term accrued liabilities	848,307	848,307
Promissory notes payable-long term portion	188,175	517,488
Total liabilities	3,954,993	5,631,673

Commitments and contingencies (Note H)

Applied DNA Sciences, Inc. Stockholders’ Equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	-	-

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of December 31, 2020 and September 30, 2020, 5,661,330 and 5,142,779 shares issued and outstanding as of December 31, 2020 and September 30, 2020, respectively	5,663	5,144
Additional paid in capital	280,368,685	275,548,737
Accumulated deficit	(274,645,206)	(269,835,650)
Applied DNA Sciences, Inc. stockholders’ equity:	5,729,142	5,718,231
Noncontrolling interest	(6,231)	(8,725)
Total equity	5,722,911	5,709,506

Total liabilities and equity	$9,677,904	$11,341,179

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,
	2020	2019
Revenues
Product revenues	$550,097	$237,870
Service revenues	1,066,044	395,649
Total revenues	1,616,141	633,519

Cost of revenues	242,562	232,031

Operating expenses:
Selling, general and administrative	3,500,904	2,373,413
Research and development	748,365	564,426
Depreciation and amortization	97,412	75,067
Total operating expenses	4,346,681	3,012,906

LOSS FROM OPERATIONS	(2,973,102)	(2,611,418)

Interest expense, net	(5,438)	(29,091)
Loss on extinguishment of debt	(1,774,662)	-
Other expense, net	(53,860)	(22,232)

Loss before provision for income taxes	(4,807,062)	(2,662,741)

Provision for income taxes	-	-

NET LOSS	(4,807,062)	(2,662,741)

Less: Net (income) loss attributable to noncontrolling interest	(2,494)	30
NET LOSS attributable to Applied DNA Sciences, Inc.	(4,809,556)	(2,662,711)
Deemed dividend related to warrant modifications	-	(2,842)
NET LOSS applicable to common stockholders	$(4,809,556)	$(2,665,553)

Net loss per share applicable to common stockholders-basic and diluted	$(0.88)	$(1.12)

Weighted average shares outstanding- basic and diluted	5,457,967	2,380,564

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended December 31,
	2020	2019
Net Loss	$(4,807,062)	$(2,662,741)
Interest expense, net	5,438	29,091
Depreciation and amortization	97,412	75,067
Loss on extinguishment of debt	1,774,662	-
Stock based compensation expense (income)	571,498	205,490
Total non-cash items	2,449,010	309,648
Consolidated Adjusted EBITDA (loss)	$(2,358,052)	$(2,353,093)